SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549


                                Form 8-K


                             CURRENT REPORT



      Pursuant to Section 13 or 15(d) of the Securities Act of
1934


Date of Report (Date of earliest event reported)  March 17, 1994
                                                  _______________


Oryx Energy Company
_________________________________________________________________
(Exact name of registrant as specified in its charter)



Delaware                   1-10053            23-1743284
_________________________________________________________________
(State or other juris-     (Commission File    (IRS Employer
diction of incorporation)    Number)       Identification Number)




13155 Noel Road, Dallas, Texas                     75240-5067
________________________________________________________________
(Address of principal executive offices)            (Zip Code)




Registrant's telephone number, including area code (214) 715-4000
                                                   _____________

Item 5.   Other Events

In March 1994, Oryx Energy Company (Company) adopted plans designed to achieve significant future cost reductions (Restructuring). Components of the Restructuring include asset disposals and staff reductions. Associated therewith, the Company will recognize a $161 million pretax ($103 million after tax) charge in the first quarter of 1994. Management expects the Restructuring to result in a minimum of $61 million annual cost reductions in 1995.

The Properties included in the divestment plan make up 52-percent and 31-percent of the Company's U.S. onshore fields and properties.
During 1993, however, these properties accounted for less than three percent of the Company's worldwide oil and gas production and at December 31, 1993, they accounted for less than four percent of the Company's worldwide proved reserves and net investment in properties, plants and equipment. The staff reductions will affect about 20-percent of the Company's workforce.

SIGNATURES

              Pursuant to the requirements of the Securities
Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Oryx Energy Company


                         By /S/ EDWARD W. MONEYPENNY
                           Edward W. Moneypenny
                           Senior Vice President, Finance,
                           and Chief Financial Officer


Date:  March 17, 1994